Exhibit 99.1

Press Release

Media Contact:
David Fluhrer
631-501-7102
516-589-0778
david.fluhrer@gentiva.com

FOR IMMEDIATE RELEASE

Gentiva® Health Services Elects Tony Strange as President and COO

Melville, NY, November 12, 2007- Gentiva Health Services, Inc. (NASDAQ: GTIV), the nation's leading provider of comprehensive home health services, today announced the election of Tony Strange, 45, as the Company's President and Chief Operating Officer.

Strange, who reports to Chairman and CEO Ron Malone, has been Executive Vice President and President, Gentiva Home Health, since March 2006, following Gentiva's February 28, 2006 acquisition of The Healthfield Group, Inc., a regional provider of home healthcare, hospice and related services in the southeastern United States. Strange had served as Healthfield's President and COO, and previously held other leadership positions from the time he joined that company as a General Manager in 1990. He earned a bachelor's degree from the University of South Carolina.

"Tony has brought a deep understanding of our businesses and new thinking to Gentiva," Malone said in making the announcement. "He's played a pivotal role in Gentiva's transformation over the past 21 months, including the very successful integration of Healthfield. We'll look for him to continue the pursuit of our growth strategies and extend our industry leadership as we serve the expanding population of older Americans who prefer to receive their healthcare at home."

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is the nation's leading provider of comprehensive home health and related services. The Company serves patients across the United States, through its direct service delivery units or through CareCentrix®, which manages home health services for major managed care organizations. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; respiratory therapy and home medical equipment; infusion therapy services; and other therapies and services. Gentiva's revenues are generated from federal and state government programs, commercial insurance and individual consumers. For more information, visit Gentiva's web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com. GTIV-G

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's ability to successfully execute its growth strategy; the impact of significant indebtedness on the Company's liquidity and its ability to meet the requirements of its creditors; general economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for healthcare reform; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to implementation of new business systems, or due to natural disasters or terrorist acts; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "Risk Factors" section contained in the Company's annual report on Form 10-K for the year ended December 31, 2006.

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